Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Mark Plungy
	Investor Relations	Media Relations
	satyakumar@micron.com	mplungy@micron.com
	(408) 450-6199	(408) 203-2910

MICRON TECHNOLOGY, INC. REPORTS RECORD RESULTS FOR THE
THIRD QUARTER OF FISCAL 2026

Micron executes transformational Strategic Customer Agreements

BOISE, Idaho, June 24, 2026 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its third quarter of fiscal 2026, which ended May 28, 2026.

Fiscal Q3 2026 highlights
•Revenue of $41.46 billion versus $23.86 billion for the prior quarter and $9.30 billion for the same period last year
•GAAP net income of $28.24 billion, or $24.67 per diluted share
•Non-GAAP net income of $28.86 billion, or $25.11 per diluted share
•Operating cash flow of $25.39 billion versus $11.90 billion for the prior quarter and $4.61 billion for the same period last year

“Micron’s record fiscal Q3 financial results and even stronger outlook for Q4 reflect the strategic value of memory in the AI era,” said Sanjay Mehrotra, Chairman, President and CEO of Micron Technology. “Micron is investing at record levels in technology, products and supply to address our customers’ rapidly growing demand. We believe our multi-year Strategic Customer Agreements will significantly enhance the durability and predictability of Micron’s strong financial performance.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ3-26	FQ2-26	FQ3-25	FQ3-26	FQ2-26	FQ3-25

Revenue	$41,456	$23,860	$9,301	$41,456	$23,860	$9,301
Gross margin	35,056	17,755	3,508	35,199	17,876	3,623
Percent of revenue	84.6%	74.4%	37.7%	84.9%	74.9%	39.0%
Operating expenses	1,738	1,620	1,339	1,518	1,421	1,133
Operating income	33,318	16,135	2,169	33,681	16,455	2,490
Percent of revenue	80.4%	67.6%	23.3%	81.2%	69.0%	26.8%
Net income	28,243	13,785	1,885	28,857	14,021	2,181
Diluted earnings per share (EPS)	24.67	12.07	1.68	25.11	12.20	1.91

For the third quarter of 2026, investments in capital expenditures, net(2) were $7.1 billion and adjusted free cash flow(2) was $18.3 billion. Micron ended the quarter with cash, marketable investments, and restricted cash of $30.2 billion. On June 24, 2026, Micron’s Board of Directors declared a quarterly dividend of $0.15 per share, payable in cash on July 21, 2026, to shareholders of record as of the close of business on July 6, 2026.

Quarterly Business Unit Financial Results
	FQ3-26	FQ2-26	FQ3-25

Cloud Memory Business Unit
Revenue	$13,769	$7,749	$3,386
Gross margin	83%	74%	58%
Operating margin	78%	66%	46%

Core Data Center Business Unit
Revenue	$11,524	$5,687	$1,530
Gross margin	87%	74%	38%
Operating margin	83%	67%	20%

Mobile and Client Business Unit
Revenue	$11,521	$7,711	$3,255
Gross margin	87%	79%	24%
Operating margin	86%	76%	15%

Automotive and Embedded Business Unit
Revenue	$4,634	$2,708	$1,127
Gross margin	79%	68%	26%
Operating margin	75%	62%	11%

Business Outlook

The following table presents Micron’s guidance for the fourth quarter of 2026:

FQ4-26	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$50.0 billion ± $1.0 billion	$50.0 billion ± $1.0 billion
Gross margin	Approximately 86%	Approximately 86%
Operating expenses	Approximately $1.86 billion	Approximately $1.65 billion
Diluted earnings per share	$30.73 ± $1.00	$31.00 ± $1.00

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Product highlights
•HBM4, built on 1-beta DRAM technology, is in high-volume shipments for our lead customer's platform, and qualification samples have been shipped to multiple end-customers.
•Development of HBM4E, built on 1-gamma DRAM technology, is well underway, with volume production expected in calendar 2027.
•Qualification samples of 256GB DDR5 RDIMMs, built on 1-gamma DRAM technology and advanced 3D die stacking, has shipped to key server ecosystem enablers.
•Our LP5X SOCAMM2 products are in high-volume production, and we have expanded our LP5X SOCAMM2 offerings across multiple capacity points.
•G9-based PCIe Gen6 high-performance SSD is now in high-volume production.
•We commenced shipments of our high-capacity 245TB QLC SSD.
•Gen5 QLC PC Client SSD with G9 NAND has achieved successful lead customer qualification.
•1-gamma 16Gb LPDDR5X has begun high-volume ramp at a leading smartphone OEM, and we are currently sampling our 1-gamma 24Gb LP5X product to multiple smartphone customers.

•1-gamma LPDDR5 reached automotive product readiness, with samples delivered to key customers, and we shipped our first 1-gamma DDR5 samples to a robotaxi customer.
•G9-based UFS 4.1 automotive NAND solution began first volume shipments.

Investor Webcast

Micron will host a conference call on Wednesday, June 24, 2026 at 2:30 p.m. Mountain Time to discuss its third quarter financial results and provide forward-looking guidance for its fourth quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call.

We encourage you to visit our website at micron.com throughout the quarter for the most current information on the company, including information on financial conferences that we may be attending. You can also follow us on LinkedIn, X (@MicronTech) and YouTube (@MicronTechnology).

About Micron Technology, Inc.

Micron Technology, Inc. is an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2026 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, our customers, including customer demand, our products and technology, including expectations on production, and our financial and operating performance, including our guidance for the fourth quarter of 2026, as well as our investments in manufacturing and goals for such investments. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings; adjusted free cash flow; investments in capital expenditures, net; and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine Months Ended
	May 28, 2026	February 26, 2026	May 29, 2025	May 28, 2026	May 29, 2025

Revenue	$41,456	$23,860	$9,301	$78,959	$26,063
Cost of goods sold	6,400	6,105	5,793	18,502	16,244
Gross margin	35,056	17,755	3,508	60,457	9,819

Research and development	1,316	1,250	965	3,737	2,751
Selling, general, and administrative	407	344	318	1,088	891
Other operating (income) expense, net	15	26	56	43	61
Operating income	33,318	16,135	2,169	55,589	6,116

Interest income	215	155	135	509	350
Interest expense	—	(32)	(123)	(106)	(353)
Other non-operating income (expense), net	(321)	(98)	(68)	(559)	(90)
	33,212	16,160	2,113	55,433	6,023

Income tax (provision) benefit	(4,978)	(2,371)	(235)	(8,178)	(695)
Equity in net income (loss) of equity method investees	9	(4)	7	13	10
Net income	$28,243	$13,785	$1,885	$47,268	$5,338

Earnings per share
Basic	$25.03	$12.25	$1.69	$41.97	$4.79
Diluted	24.67	12.07	1.68	41.40	4.75

Number of shares used in per share calculations
Basic	1,128	1,126	1,118	1,126	1,114
Diluted	1,145	1,142	1,125	1,142	1,123

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	May 28, 2026	February 26, 2026	August 28, 2025

Assets
Cash and equivalents	$24,995	$13,908	$9,642
Short-term investments	1,027	681	665
Receivables	31,025	17,314	9,265
Inventories	8,567	8,267	8,355
Other current assets	1,123	1,243	914
Total current assets	66,737	41,413	28,841
Long-term marketable investments	4,106	2,038	1,629
Property, plant, and equipment	56,426	51,408	46,590
Operating lease right-of-use assets	683	684	736
Intangible assets	473	468	453
Deferred tax assets	700	680	616
Goodwill	1,150	1,150	1,150
Other noncurrent assets	3,837	3,668	2,783
Total assets	$134,112	$101,509	$82,798

Liabilities and equity
Accounts payable and accrued expenses	$15,521	$10,997	$9,649
Current debt	582	585	560
Other current liabilities	3,385	2,714	1,245
Total current liabilities	19,488	14,296	11,454
Long-term debt	5,140	9,557	14,017
Noncurrent operating lease liabilities	654	656	701
Noncurrent unearned government incentives	1,020	1,002	1,018
Other noncurrent liabilities	7,086	3,539	1,443
Total liabilities	33,388	29,050	28,633

Commitments and contingencies

Shareholders’ equity
Common stock	128	127	127
Additional capital	14,442	14,092	13,339
Retained earnings	94,682	66,824	48,583
Treasury stock	(8,502)	(8,502)	(7,852)
Accumulated other comprehensive income (loss)	(26)	(82)	(32)
Total equity	100,724	72,459	54,165
Total liabilities and equity	$134,112	$101,509	$82,798

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Nine Months Ended	May 28, 2026	May 29, 2025

Cash flows from operating activities
Net income	$47,268	$5,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	6,862	6,203
Stock-based compensation	954	722
Change in operating assets and liabilities:
Receivables	(19,953)	(123)
Inventories	(212)	148
Accounts payable and accrued expenses	3,329	38
Other current liabilities	2,139	(681)
Other noncurrent liabilities	5,203	259
Other	112	(109)
Net cash provided by operating activities	45,702	11,795

Cash flows from investing activities
Expenditures for property, plant, and equipment	(19,602)	(10,199)
Purchases of available-for-sale securities	(4,072)	(1,203)
Proceeds from government incentives	2,989	1,294
Proceeds from maturities and sales of available-for-sale securities	1,233	1,249
Other	(236)	(30)
Net cash used for investing activities	(19,688)	(8,889)

Cash flows from financing activities
Repayments of debt	(9,380)	(3,604)
Repurchases of common stock - withholdings on employee equity awards	(762)	(290)
Repurchases of common stock - repurchase program	(650)	—
Payments of dividends to shareholders	(437)	(392)
Proceeds from issuance of debt	—	4,430
Other	583	70
Net cash used for financing activities	(10,646)	214

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	8	(3)

Net increase in cash, cash equivalents, and restricted cash	15,376	3,117
Cash, cash equivalents, and restricted cash at beginning of period	9,646	7,052
Cash, cash equivalents, and restricted cash at end of period	$25,022	$10,169

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 28, 2026	February 26, 2026	May 29, 2025

GAAP gross margin	$35,056	$17,755	$3,508
Stock-based compensation	143	121	115
Non-GAAP gross margin	$35,199	$17,876	$3,623

GAAP operating expenses	$1,738	$1,620	$1,339
Stock-based compensation	(198)	(176)	(148)
Other	(22)	(23)	(58)
Non-GAAP operating expenses	$1,518	$1,421	$1,133

GAAP operating income	$33,318	$16,135	$2,169
Stock-based compensation	341	297	263
Other	22	23	58
Non-GAAP operating income	$33,681	$16,455	$2,490

GAAP net income	$28,243	$13,785	$1,885
Stock-based compensation	341	297	263
Loss on debt prepayments	325	47	46
Other	23	25	58
Estimated tax effects of above and other tax adjustments	(75)	(133)	(71)
Non-GAAP net income	$28,857	$14,021	$2,181

GAAP weighted-average common shares outstanding - Diluted	1,145	1,142	1,125
Adjustment for stock-based compensation	4	7	19
Non-GAAP weighted-average common shares outstanding - Diluted	1,149	1,149	1,144

GAAP diluted earnings per share	$24.67	$12.07	$1.68
Effects of the above adjustments	0.44	0.13	0.23
Non-GAAP diluted earnings per share	$25.11	$12.20	$1.91

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 28, 2026	February 26, 2026	May 29, 2025

GAAP net cash provided by operating activities	$25,388	$11,903	$4,609

Expenditures for property, plant, and equipment	(7,826)	(6,387)	(2,938)
Proceeds from sales of property, plant, and equipment	9	5	12
Proceeds from government incentives	733	1,378	266
Investments in capital expenditures, net	(7,084)	(5,004)	(2,660)
Adjusted free cash flow	$18,304	$6,899	$1,949

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items as applicable in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Gains and losses from debt prepayments;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax (provision) benefit relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ4-26	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$50.0 billion ± $1.0 billion	—		$50.0 billion ± $1.0 billion
Gross margin	Approximately 86%	—%	A	Approximately 86%
Operating expenses	Approximately $1.86 billion	$205 million	B	Approximately $1.65 billion
Diluted earnings per share(1)	$30.73 ± $1.00	$0.27	A, B, C	$31.00 ± $1.00

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$159
B	Stock-based compensation – research and development	138
B	Stock-based compensation – sales, general, and administrative	67
C	Tax effects of the above items and other tax adjustments	(55)
		$309

(1)GAAP earnings per share and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.